EXHIBIT 32
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CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of North American Galvanizing & Coatings, Inc. (the "Company") on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned hereby certifies in his or her capacity as an officer of the Company, pursuant to 18 U.S.C. ss. 1350, as adopted by ss. 906 of the Sarbanes-Oxley Act of 2002, that to his or her knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.




NORTH AMERICAN GALVANIZING & COATINGS, INC. (REGISTRANT)
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/s/ Ronald J. Evans
---------------------
Ronald J. Evans
President and Chief Executive Officer

/s/ Beth B. Hood
---------------------
Beth B. Hood
Vice President and Chief Financial Officer



February 14, 2007